Exhibit 5.2
Baker & McKenzie LLP Two Embarcadero Center, 24th Floor San Francisco, CA 94111-3909, USA Tel: +1 415 576 3000 Fax: +1 415 576 3099 www.bakernet.com

March 25, 2010

Essex Portfolio, L.P.
925 East Meadow Drive
Palo Alto, California 94303

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Essex Portfolio, L.P., a California partnership (the “Operating Partnership”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) by Essex Property Trust, Inc. (the “Company”) and the Operating Partnership with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, by the Operating Partnership, of an indeterminate amount of debt securities (the “Debt Securities”).  The Debt Securities will be issued in one or more series pursuant to (i) the Indenture dated October 28, 2005 among the Operating Partnership, the Company, as guarantor, and Wells Fargo Bank, N.A., as trustee, as amended (the “Existing Indenture”) or (ii) one or more additional indentures (each, along with the Existing Indenture, the “Applicable Indenture”) to be entered into by the Operating Partnership, the Company (as guarantor, if applicable) and the trustees party thereto (each, a “Trustee”).  This letter is being filed as an exhibit to such Registration Statement.

In reaching the opinions set forth herein, we have reviewed the Existing Indenture, the Registration Statement and the Prospectus, and, except as set forth below, such other agreements, certificates of public officials and officers of the Operating Partnership, records, documents, and matters of law that we have deemed relevant. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon a certificate of an officer of the general partner of the Operating Partnership. In rendering the opinions hereinafter expressed, we have, with your consent, relied only upon our examination of the foregoing documents and certificates, and we have made no independent verification of the factual matters set forth in such documents or certificates.

Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, we are of the opinion that, (a) upon compliance with the applicable provisions of the Securities Act and such state “blue sky” or securities laws as may be applicable, (b) upon the execution and delivery of the Applicable Indenture by the Operating Partnership, the Company (as guarantor, if applicable) and the Trustee as provided in the Applicable Indenture, (c) upon qualification of the Applicable Indenture under the Trust Indenture Act of 1939, as amended, and (d) upon issuance and delivery of and payment for the Debt Securities in the manner contemplated by the Applicable Indenture, the Registration Statement and/or applicable Prospectus Supplement, the Debt Securities will constitute legal, valid and binding obligations of the Operating Partnership.

The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

(a)           We have assumed that (i) the Operating Partnership has the requisite organizational and legal power and authority to issue and offer the Debt Securities to be registered under the Registration Statement and enter into and perform its obligations under the Applicable Indenture or other agreement or instrument related thereto (collectively, the “Related Documents”), and the issuance of the Debt Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by the Operating Partnership, will be duly authorized and approved on behalf of the Operating Partnership; (ii) the issuance of the Debt Securities and the terms and conditions of the Related Documents will be (A) in accordance with all applicable laws and the Operating Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended, and (B) not in conflict with any contractual or other restrictions which are binding on the Operating Partnership; (iii) each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into and perform its obligations under the Applicable Indenture (or other agreement or instrument related thereto) to which it is a party; and (iv) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Operating Partnership.

(b)           We have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder, and (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

(c)           We are admitted to practice in the State of California. The opinions expressed above are limited to the internal laws of the State of California and the federal securities laws of the United States of America and we express no opinion with respect to the effect or application of any other laws.  We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws and we express no opinion as to whether any relevant differences exist between the laws upon which our opinion is based and any other laws that may actually govern.

(d)           We express no opinion as to, and assume no responsibility for, (i) the effect of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, liquidation, moratorium, and other laws affecting creditors’ rights, (ii) the effect or availability of rules governing specific performance, injunctive relief or other remedies or principles in equity, (iii) public policy considerations that might limit the rights of parties to obtain certain remedies, (iv) compliance with the anti-fraud provisions of applicable securities or other laws, (v) the form, accuracy, completeness, or fairness of the financial statements, notes and schedules thereto, or other financial, statistical or similar data or information included in the Registration Statement or Prospectus or otherwise furnished or published by or on behalf of the Operating Partnership, or the form, accuracy, completeness, or fairness of any of the statements contained in the Registration Statement or Prospectus, or (vi) any patent, trademark, copyright or other intellectual property, tax, anti-trust, environmental or state securities or “blue sky” laws.  We make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any information supplied by the Operating Partnership with respect to the Registration Statement or Prospectus.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, furnished to any other person or entity (other than your legal counsel and employees) or relied upon for any purpose other than in connection with consummating the transactions described herein without our prior written approval; provided, however, that we hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

We undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinions set forth herein.

Very truly yours,

/s/ Baker & McKenzie, LLP